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                                  EXHIBIT 23.6


                        CONSENT OF DAIN RAUSCHER WESSELS


         We hereby consent to the use of our opinion dated August 18, 1998 as Annex C to the Proxy Statement/Prospectus included in Amendment Number 1 to the Registration Statement on Form S-4 (SEC File Number 333-66185) relating to the merger of a wholly-owned subsidiary of Jack Henry & Associates, Inc., with and into Peerless Group, Inc., and to the references to our firm name in such Proxy Statement/Prospectus in each place it appears therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                        DAIN RAUSCHER WESSELS
                                        a division of Dain Rauscher Incorporated



November 9, 1998



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